

EVER-GLORY INTERNATIONAL GROUP, INC.
(NASDAQ EVK)
100%
Perfect Dream Limited
(BVI)
100%
100%
100%
100%
100%
Nanjing New-Tailun Garments Co, Ltd. (PRC)
(" New-Tailun ")
Goldenway Nanjing Garments Company Limited (PRC)
("Goldenway")
Ever-Glory International Group (HK) Ltd.
("Ever-Glory HK")
Nanjing Catch-Luck Garments Co, Ltd. ("PRC)
("Catch-Luck")
20%
80%
100%
Ever-Glory International Group Apparel Inc. (PRC)
(" Ever-Glory Apparel ")
Jiangsu La Go Go Fashion Company Limited (PRC)
("Jiangsu LA GO GO")
Tianjin La Go Go Fashion Company Limited (PRC)
("Tianjin LA GO GO")
100%
100%
100%
100%
100%
Ever-Glory Supply Chain Service Co., Limited (HK)
(" Ever-Glory Supply ")
Chuzhou Huirui Garments Company Limited (PRC)
("Huirui")
Nanjing Tai Xin Garments Trading Company Limited (PRC)
("Tai Xin")
Shanghai La Go Go Fashion Company Limited (PRC)
("Shanghai LA GO GO")
Xizang He Meida Trading Company Limited (PRC)
("He Meida")
100%
78%
Shanghai Ya Lan Fashion Company Limited (PRC)
("Ya Lan")
Shanghai Yiduo Fashion Company Limited (PRC)
("Yiduo")